Exhibit 99.1

News Release

Pentair Reports Third Quarter Results;

Merger with Tyco’s Flow Control Business Completed

•	Third quarter adjusted EPS of $0.64 per share, up 10 percent over the same quarter last year. Sales up 1% in local currencies to $866 million.

•	Legacy Pentair on track to previously communicated EPS expectations.

•	Company reiterates expectations of EPS accretion of $0.40 in 2013 related to merger with Tyco’s Flow Control business and $5.00 EPS in 2015.

•	Further updates to be given at Investor and Analyst Day on November 27.

Reconciliations of GAAP to Non-GAAP are in the attached financial tables.

SCHAFFHAUSEN, Switzerland — November 1, 2012 — Pentair Ltd. (NYSE: PNR) today announced third quarter 2012 sales of $866 million, an increase of 1 percent from the prior year quarter excluding 3 points of foreign exchange translation. When adjusted to exclude acquisition-related and repositioning costs, third quarter 2012 earnings per diluted share (“EPS”) were $0.64, up 10 percent from adjusted EPS of $0.58 in the third quarter of last year. EPS on a GAAP basis, including acquisition-related and repositioning costs for the third quarter, were $0.30 compared to $0.51 of EPS in the third quarter last year.

Adjusted operating income was $108 million, up 7 percent, and operating margins expanded 110 basis points to 12.4 percent. Pricing and productivity gains more than offset material inflation and higher labor costs. On a GAAP basis, the company delivered operating income of $54 million.

Free cash flow in the quarter was $62 million, inclusive of $11 million of deal-related costs resulting in $203 million for the first nine months of 2012, inclusive of $26 million of deal-related costs. The company expects to deliver full year free cash flow greater than 100% of net income.

As previously communicated, Pentair completed its merger with Tyco’s Flow Control business on September 28, 2012, more than doubling the revenue for Pentair. The combination of the two companies better positions Pentair to fully participate in fast growth regions where rising GDP and urbanization are driving infrastructure, energy, and water demands. The company’s fourth quarter earnings will include the results related to Tyco’s Flow Control business.

(more)

“Although the global economic environment remains cloudy and foreign exchange continues to negatively impact the top line, we continue to drive strong margin expansion led by price and productivity,” said Randall J. Hogan, Pentair chairman and chief executive officer. “Great execution allowed us to deliver record third quarter adjusted earnings per share while also closing the transformational merger with Tyco’s Flow Control business.”

“The integration of the new Pentair, while in the early stages, is well underway and the leadership team is even more excited after visiting more than 30 flow control facilities around the world and meeting with more than a quarter of our new employees in the first four weeks,” continued Hogan. “The enthusiasm around the growth opportunities and the ability to accelerate operational performance with the Pentair Integrated Management System gives me even more confidence in our ability to deliver the expected $5.00 of earnings per share by 2015.”

THIRD QUARTER BUSINESS HIGHLIGHTS

Water & Fluid Solutions sales were down 1 percent year-over-year to $605 million, but increased 2 percent when excluding the impact of foreign exchange. In fast growth regions, Water & Fluid Solutions sales grew 11 percent driven by strength in Latin America and the Middle East. Within Water & Fluid Solutions, the third quarter sales performances were as follows:

•	Flow Technologies, which accounted for approximately 40 percent of Water & Fluid Solutions sales, was down 5 percent versus the prior year quarter, as strength in agriculture and infrastructure was offset by continued weakness in Western Europe and flood related products in the US impacted by the unusually dry weather.

•	Treatment/Process, which accounted for approximately 40 percent of Water & Fluid Solutions sales, was flat. Foreign exchange was a major headwind, which negated a 5 percent volume and price gain on strength in energy and residential markets.

•	Aquatic Systems, which accounted for approximately 20 percent of Water & Fluid Solutions sales, was up 6 percent year-over-year driven by pool dealer expansion and continued strong demand for Pentair’s energy efficient products and solutions.

Water & Fluid Solutions’ third quarter adjusted operating income of $70 million was up 4 percent as compared to $67 million in the same period last year. Adjusted operating margins increased by 60 basis points to 11.6 percent. Pricing and productivity initiatives more than offset inflation during the quarter. Including repositioning charges Water & Fluid Solutions’ third quarter reported operating income was $69 million.

(more)

Technical Solutions delivered third quarter 2012 sales of $260 million, down 6 percent versus the prior year quarter, including a three-percentage point unfavorable impact from foreign exchange.

•	Enclosures & Cabinets, which made up approximately 58% of Technical Solutions sales, was up 2% excluding the impact of foreign exchange, primarily on the continued strength of global Industrial, which was offset slightly by military markets.

•	Systems & Solutions and Accessories, which made up approximately 32% of Technical Solutions sales, was down 10% in the quarter related to significant project delays and OEM orders primarily related to global data communications applications.

•	Cooling, which made up approximately 10% of Technical Solutions sales, was flat excluding the impact of foreign exchange, with strong industrial growth offset by significant declines in the datacom and telecom markets.

Technical Solutions reported third quarter operating income of $52 million, up 7 percent compared to $49 million in the same quarter last year. Third quarter 2012 operating margins increased to a third quarter record of 20.1 percent, an increase of 240 basis points when compared to the prior year quarter. Pricing and productivity gains related to a richer mix of standard products more than offset material and labor inflation.

OUTLOOK

The legacy Pentair business remains on track to deliver adjusted EPS approximating $2.73 per share, which represents the mid-point of its prior guidance of $2.70 to $2.76 on $3.6 billion in revenue.

Pentair Ltd. is introducing adjusted fourth quarter 2012 EPS guidance of $0.40 to $0.45. These numbers are inclusive of a substantial increase in its share count following the merger with Tyco’s Flow Control business, incremental corporate and integration team expenses, estimated deal amortization costs in line with previous estimates, approximately $25 million of branding/transition costs to be incurred during the fourth quarter, and a tax rate of approximately 30%, which does not yet reflect the tax strategy savings that the company expects to realize in 2013 and beyond.

In addition, the company is updating its full year 2012 adjusted EPS outlook to a range of $2.30 to $2.35, which includes the items mentioned above. GAAP EPS guidance for the fourth quarter and full year is ($0.22) to ($0.17) and $0.92 to $0.97, respectively, which include repositioning and deal-related expenses, inventory step-up and backlog amortization, specific tax benefits, and the make-whole provision relating to an early bond redemption.

“We are excited about the expanded opportunities across the combined company to accelerate both revenue growth and earnings,” said Hogan. “The teams are building robust plans to ensure that we achieve expected $0.40 of EPS accretion against legacy Pentair’s 2013 expectation and ultimately $5.00 per share of EPS in 2015. We will share these plans in detail during our investor conference scheduled for November 27th in New York City.”

(more)

EARNINGS CONFERENCE CALL

Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and third quarter 2012 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that Pentair believes to be “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the anticipated benefits of the merger or Pentair’s anticipated financial results, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “intends”, “will”, “likely”, “may”, “anticipates”, “estimates”, “projects”, “should”, “would”, “expect”, “positioned”, “strategy”, “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond Pentair’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to successfully integrate Pentair and the flow control business and achieve expected benefits from the merger; overall global economic and business conditions; competition and pricing pressures in the markets Pentair serves; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of market to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve Pentair’s long-term strategic operating goals. Additional information concerning these and other factors is contained in Pentair’s filings with the U.S. Securities and Exchange Commission (“SEC”), including in Pentair’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2012. All forward-looking statements speak only as of the date of this press release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

(more)

ABOUT PENTAIR LTD.

Pentair Ltd. (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection. With pro forma revenues of approximately $8 billion, Pentair employs more than 30,000 people worldwide.

PENTAIR CONTACTS:

Investors:

Jim Lucas, Vice President of Investor Relations

Direct: 763-656-5575

Email: jim.lucas@pentair.com

Media:

Betsy Day, Corporate Communications Manager

Direct: 763-656-5537

Email: betsy.day@pentair.com

(more)

Pentair Ltd. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
	September 29,	October 1,	September 29,	October 1,
In thousands, except per-share data	2012	2011	2012	2011
Net sales	$865,512	$890,546	$2,665,214	$2,590,994
Cost of goods sold	587,435	618,484	1,794,290	1,782,137

Gross profit	278,077	272,062	870,924	808,857
% of net sales	32.1%	30.6%	32.7%	31.2%
Selling, general and administrative	204,665	159,068	553,120	462,260
% of net sales	23.6%	17.9%	20.8%	17.8%
Research and development	19,735	20,091	61,383	58,095
% of net sales	2.3%	2.3%	2.3%	2.3%

Operating income	53,677	92,903	256,421	288,502
% of net sales	6.2%	10.4%	9.6%	11.1%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(616)	(574)	(2,301)	(1,481)
Net interest expense	18,620	17,373	49,467	41,311
% of net sales	2.2%	2.0%	1.9%	1.6%

Income before income taxes and noncontrolling interest	35,673	76,104	209,255	248,672
Provision for income taxes	4,023	24,050	41,966	76,447
effective tax rate	11.3%	31.6%	20.1%	30.7%

Net income before noncontrolling interest	31,650	52,054	167,289	172,225
Noncontrolling interest	1,232	962	4,227	3,880

Net income attributable to Pentair Ltd.	$30,418	$51,092	$163,062	$168,345

Earnings per common share attributable to Pentair Ltd.
Basic	$0.30	$0.52	$1.64	$1.71
Diluted	$0.30	$0.51	$1.60	$1.69

Weighted average common shares outstanding
Basic	100,445	98,472	99,484	98,228
Diluted	102,910	99,802	101,708	99,759

Cash dividends paid per common share	$0.22	$0.20	$0.66	$0.60

(more)

Pentair Ltd. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	September 29,	December 31,	October 1,
In thousands	2012	2011	2011
Assets
Current assets
Cash and cash equivalents	$642,570	$50,077	$52,665
Accounts and notes receivable, net	1,319,561	569,204	556,688
Inventories	1,379,971	449,863	459,916
Deferred taxes	131,531	60,899	61,411
Prepaid expenses and other current assets	266,813	107,792	147,568

Total current assets	3,740,446	1,237,835	1,278,248

Property, plant and equipment, net	1,156,327	387,525	394,922

Other assets
Goodwill	4,766,519	2,273,918	2,516,692
Intangibles, net	1,954,512	592,285	619,262
Other	354,531	94,750	73,319

Total other assets	7,075,562	2,960,953	3,209,274

Total assets	$11,972,335	$4,586,313	$4,882,443

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$17	$3,694	$29,705
Current maturities of long-term debt	501,375	1,168	1,194
Accounts payable	602,707	294,858	281,448
Dividends payable	142,999	—	—
Employee compensation and benefits	304,029	109,361	117,538
Current pension and post-retirement benefits	14,790	9,052	8,733
Accrued product claims and warranties	64,498	42,630	43,920
Income taxes	—	14,547	26,283
Accrued rebates and sales incentives	153,645	37,009	45,231
Other current liabilities	347,889	129,522	163,550

Total current liabilities	2,131,949	641,841	717,602

Other liabilities
Long-term debt	1,495,369	1,304,225	1,317,454
Pension and other retirement compensation	382,181	248,615	190,221
Post-retirement medical and other benefits	28,963	31,774	26,933
Long-term income taxes	49,041	26,470	23,891
Deferred taxes	539,451	188,957	228,737
Other non-current liabilities	279,140	97,039	79,489

Total liabilities	4,906,094	2,538,921	2,584,327

Redeemable noncontrolling interest	100,000	—	—

Shareholders’ equity	6,966,241	2,047,392	2,298,116

Total liabilities and shareholders’ equity	$11,972,335	$4,586,313	$4,882,443

Days sales in accounts receivable (13 month moving average) (1)	60	61	61
Days inventory on hand (13 month moving average) (1)	86	83	83
Days in accounts payable (13 month moving average) (1)	70	71	71

(1)	Calculations exclude balance sheet accounts related to amounts acquired or assumed in the Merger.

(more)

Pentair Ltd. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
	September 29,	October 1,
In thousands	2012	2011
Operating activities
Net income before noncontrolling interest	$167,289	$172,225
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Equity income of unconsolidated subsidiaries	(2,301)	(1,481)
Depreciation	48,590	49,079
Amortization	29,394	29,807
Deferred income taxes	4,039	4,445
Stock compensation	28,527	14,695
Excess tax benefits from stock-based compensation	(2,145)	(3,137)
Loss (gain) on sale of assets	(3,271)	702
Changes in assets and liabilities, net of effects of business acquisitions	—
Accounts and notes receivable	27,301	22,657
Inventories	(600)	15,633
Prepaid expenses and other current assets	(4,478)	(26,380)
Accounts payable	(30,673)	(45,759)
Employee compensation and benefits	(14,944)	(12,334)
Accrued product claims and warranties	2,220	115
Income taxes	(12,686)	18,045
Other current liabilities	47,414	46,924
Pension and post-retirement benefits	(20,062)	(23,636)
Other assets and liabilities	(16,263)	(21,041)

Net cash provided by (used for) operating activities	247,351	240,559
Investing activities
Capital expenditures	(49,942)	(53,063)
Proceeds from sale of property and equipment	5,130	139
Acquisitions, net of cash acquired	671,797	(733,105)
Other	(3,074)	(441)

Net cash provided by (used for) investing activities	623,911	(786,470)
Financing activities
Net short-term borrowings	(3,683)	24,772
Proceeds from long-term debt	500,860	1,370,423
Repayment of long-term debt	(723,443)	(771,793)
Debt issuance costs	(3,122)	(8,973)
Excess tax benefits from stock-based compensation	2,145	3,137
Stock issued to employees, net of shares withheld	21,972	11,788
Repurchases of common stock	—	(12,785)
Dividends paid	(66,153)	(59,669)

Net cash provided by (used for) financing activities	(271,424)	556,900
Effect of exchange rate changes on cash and cash equivalents	(7,345)	(4,380)

Change in cash and cash equivalents	592,493	6,609
Cash and cash equivalents, beginning of period	50,077	46,056

Cash and cash equivalents, end of period	$642,570	$52,665

Free cash flow
Net cash provided by (used for) operating activities	$247,351	$240,559
Capital expenditures	(49,942)	(53,063)
Proceeds from sale of property and equipment	5,130	139

Free cash flow	$202,539	$187,635

(more)

Pentair Ltd. and Subsidiaries

Supplemental Financial Information by Reportable Segment (Unaudited)

	First Qtr	Second Qtr	Third Qtr	Nine Months
In thousands	2012	2012	2012	2012
Net sales to external customers
Water & Fluid Solutions	$586,978	$675,522	$605,390	$1,867,890
Technical Solutions	271,199	266,003	260,122	797,324

Consolidated	$858,177	$941,525	$865,512	$2,665,214

Intersegment sales
Water & Fluid Solutions	$73	$(116)	$60	$17
Technical Solutions	1,359	1,535	1,400	4,294
Other	(1,432)	(1,419)	(1,460)	(4,311)

Consolidated	$—	$—	$—	$—

Operating income (loss)
Water & Fluid Solutions	$63,677	$91,989	$69,228	$224,894
Technical Solutions	50,459	50,624	52,320	153,403
Other	(29,184)	(24,821)	(67,871)	(121,876)

Consolidated	$84,952	$117,792	$53,677	$256,421

Operating income as a percent of net sales
Water & Fluid Solutions	10.8%	13.6%	11.4%	12.0%
Technical Solutions	18.6%	19.0%	20.1%	19.2%
Consolidated	9.9%	12.5%	6.2%	9.6%

	First Qtr	Second Qtr	Third Qtr	Nine Months
In thousands	2011	2011	2011	2011
Net sales to external customers
Water & Fluid Solutions	$515,368	$631,994	$614,557	$1,761,919
Technical Solutions	274,905	278,181	275,989	829,075

Consolidated	$790,273	$910,175	$890,546	$2,590,994

Intersegment sales
Water & Fluid Solutions	$455	$316	$426	$1,197
Technical Solutions	999	1,559	1,755	4,313
Other	(1,454)	(1,875)	(2,181)	(5,510)

Consolidated	$—	$—	$—	$—

Operating income (loss)
Water & Fluid Solutions	$56,528	$84,521	$59,608	$200,657
Technical Solutions	48,087	48,261	48,611	144,959
Other	(18,438)	(23,360)	(15,316)	(57,114)

Consolidated	$86,177	$109,422	$92,903	$288,502

Operating income as a percent of net sales
Water & Fluid Solutions	11.0%	13.4%	9.7%	11.4%
Technical Solutions	17.5%	17.3%	17.6%	17.5%
Consolidated	10.9%	12.0%	10.4%	11.1%

(more)

Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP ”As Reported” year ending December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

				Forecast
Total Pentair	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
In millions, except per-share data	2012	2012	2012	2012
Net sales	$858.2	$941.5	$865.5	approx $1,800

Operating income—as reported	85.0	117.8	53.7	approx 30 - 35
% of net sales	9.9%	12.5%	6.2%	approx. 11.5%
Adjustments:
Deal related costs and expenses	11.8	6.3	52.7	5
Inventory step-up and customer backlog	—	—	—	80
Restructuring	—	10.4	1.1	35

Operating income—as adjusted	96.8	134.5	107.5	approx 150 -155
% of net sales	11.3%	14.3%	12.4%	approx. 8.5%

Net income attributable to Pentair Ltd.—as reported	60.8	71.8	30.4	approx (47) - (37)
Bond redemption and interest expense	(1.2)	—	2.5	51
Other adjustments net of tax	4.4	11.9	32.6	83

Net income from continuing operations attributable to Pentair Ltd.—as adjusted	64.0	83.7	65.5	approx 87 - 97

Continuing earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings per common share—as reported	$0.61	$0.71	$0.30	($0.22) - ($0.17)
Adjustments	0.03	0.12	0.34	0.62

Diluted earnings per common share—as adjusted	$0.64	$0.83	$0.64	$0.40 - $0.45

Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

Total Pentair	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In millions, except per-share data	2011	2011	2011	2011	2011
Net sales	$790.3	$910.2	$890.5	$865.7	$3,456.7

Operating income—as reported	86.2	109.4	92.9	(120.0)	168.5
% of net sales	10.9%	12.0%	10.4%	(13.9%)	4.9%
Adjustments:
CPT deal related costs	1.7	6.1	—	0.5	8.3
Restructuring	—	—	2.1	10.8	12.9
Inventory step-up and customer backlog	0.2	5.3	5.8	2.2	13.5
Goodwill impairment	—	—	—	200.5	200.5

Operating income—as adjusted	88.1	120.8	100.8	94.0	403.7
% of net sales	11.1%	13.3%	11.3%	10.9%	11.7%

Net income attributable to Pentair Ltd.—as reported	50.5	66.7	51.1	(134.1)	34.2
Adjustments net of tax	1.3	8.8	6.6	189.8	206.5

Net income from continuing operations attributable to Pentair Ltd.—as adjusted	51.8	75.5	57.7	55.7	240.7

Continuing earnings per common share attributable to Pentair Ltd.—diluted
Diluted earnings per common share—as reported	$0.51	$0.67	$0.51	$(1.36)	$0.34
Adjustments	0.01	0.08	0.07	1.92	2.07

Diluted earnings per common share—as adjusted	$0.52	$0.75	$0.58	$0.56	$2.41

(more)

Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

Water & Fluid Solutions	First Quarter	Second Quarter	Third Quarter
In millions	2012	2012	2012
Net sales	$587.0	$675.5	$605.4

Operating income—as reported	63.7	$92.0	$69.2
% of net sales	10.9%	13.6%	11.4%
Adjustments—restructuring	—	6.9	1.1

Operating income—as adjusted	63.7	98.9	70.3
% of net sales	10.9%	14.7%	11.6%

Technical Solutions
Net sales	$271.2	$266.0	$260.1

Operating income—as reported	50.5	50.6	52.3
% of net sales	18.6%	19.0%	20.1%
Adjustments—restructuring	—	3.1	—

Operating income—as adjusted	50.5	53.7	52.3
% of net sales	18.6%	20.2%	20.1%

Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

Water & Fluid Solutions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In millions	2011	2011	2011	2011	2011
Net sales	$515.4	$632.0	$614.6	$607.9	$2,369.8

Operating income—as reported	$56.5	$84.5	$59.6	$(142.3)	$58.3
% of net sales	11.0%	13.4%	9.7%	(23.4%)	2.5%
Adjustments:
Restructuring	—	—	2.0	7.8	9.8
Inventory step-up and customer backlog	0.2	5.3	5.8	2.2	13.5
Goodwill impairment	—	—	—	200.5	200.5

Operating income—as adjusted	56.7	89.8	67.4	68.2	282.1
% of net sales	11.0%	14.2%	11.0%	11.2%	11.9%

Technical Solutions
Net sales	$274.9	$278.2	$276.0	$257.8	$1,086.9

Operating income—as reported	$48.1	$48.3	$48.6	$40.3	$185.3
% of net sales	17.5%	17.3%	17.6%	15.6%	17.0%
Adjustments—restructuring	—	—	0.1	2.0	2.1

Operating income—as adjusted	48.1	48.3	48.7	42.3	187.4
% of net sales	17.5%	17.3%	17.7%	16.4%	17.2%

(more)

Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” quarter ending December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

	Forecast
	Pre-Merger	Merger	Consolidated
In millions, except per-share data	Pentair, Inc.	Impact	Pentair Ltd.
Reported GAAP:
Operating income	$106	$(73)	$33
Net income	63	(103)	(40)
Weighted average common shares outstanding—diluted	215	215	215
Diluted earnings per common share	N/A	N/A	$(0.19)

Adjustments:
Deal related costs and expenses	$—	$5	$5
Restructuring	—	35	35
Inventory step-up and backlog amortization	—	80	80
Bond redemption	—	73	73
Income taxes	—	(59)	(59)

Total adjustments to net income	$—	$134	$134

Merger impact on weighted average shares outstanding	113	N/A	—

Adjusted non-GAAP:
Adjusted operating income	$106	$47	$153
Adjusted net income	63	31	94
Adjusted weighted average shares outstanding—diluted	102	N/A	215
Adjusted diluted earnings per common share	$0.62	N/A	$0.44

Reconciliation provided to illustrate “Legacy Pentair” results excluding the impact of the merger with Tyco's Flow Control business

Pentair Ltd. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

	Forecast
	Pre-Merger	Merger	Consolidated
In millions, except per-share data	Pentair, Inc.	Impact	Pentair Ltd.
Reported GAAP:
Operating income	$362	$(73)	$289
Net income	216	(93)	123
Weighted average common shares outstanding—diluted	129	129	129
Diluted earnings per common share	N/A	N/A	$0.95

Adjustments:
Deal related costs and expenses	$71	$5	$76
Restructuring	11	35	46
Inventory step-up and backlog amortization	1	80	81
Bond redemption and interest	1	73	74
Income taxes	(24)	(69)	(93)

Total adjustments to net income	$60	$124	$184

Merger impact on weighted average shares outstanding	28	N/A	—

Adjusted non-GAAP:
Adjusted operating income	$445	$47	$492
Adjusted net income	276	31	307
Adjusted weighted average shares outstanding—diluted	101	N/A	129
Adjusted diluted earnings per common share	$2.73	N/A	$2.38

Reconciliation provided to illustrate “Legacy Pentair” results excluding the impact of the merger with Tyco's Flow Control business